UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 3, 2013 (May 1, 2013)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The voting results for matters submitted to the company’s shareholders for consideration at the Annual Meeting held on May 1, 2013, are set forth below.

In an uncontested election, each of the following nominees was elected to the Board of Directors according to the following votes:

	For	Against	Abstain	Broker Non- Votes

Mary T. Barra	276,951,456	16,467,441	520,186	25,310,134

Nicholas D. Chabraja	290,539,410	2,863,789	535,884	25,310,134

James S. Crown	258,699,312	34,721,233	518,538	25,310,134

William P. Fricks	277,851,752	15,546,412	540,919	25,310,134

Paul G. Kaminski	276,717,733	16,665,631	555,719	25,310,134

John M. Keane	292,121,634	1,276,067	541,382	25,310,134

Lester L. Lyles	292,155,747	1,246,453	536,883	25,310,134

Phebe N. Novakovic	289,387,102	3,517,275	1,034,706	25,310,134

William A. Osborn	276,891,766	16,475,502	571,815	25,310,134

Robert Walmsley	292,123,914	1,247,719	567,450	25,310,134

The results of voting on Proposals 2 through 5 (as numbered in the company’s 2013 Proxy Statement) were as follows:

Proposal 2. Shareholders approved the selection of KPMG LLP as the company’s independent auditors for 2013.

	For	Against	Abstain	Broker Non- Votes
Approval of KPMG as Independent Auditors	316,350,097	2,336,432	562,688	—

Proposal 3. Shareholders approved, on an advisory basis, the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2013 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

	For	Against	Abstain	Broker Non- Votes
Advisory Vote to approve Executive Compensation	168,803,550	124,334,027	801,506	25,310,134

Proposal 4. Shareholders rejected a shareholder proposal requesting that management prepare a report on the company’s lobbying and related activities.

	For	Against	Abstain	Broker Non- Votes
Shareholder Proposal with regard to Lobbying Disclosure	48,804,751	198,757,143	46,377,189	25,310,134

Proposal 5. Shareholders rejected a shareholder proposal requesting that management review policies related to human rights and to report its findings by December 2013.

	For	Against	Abstain	Broker Non- Votes
Shareholder Proposal with regard to Human Rights Policy	96,841,250	158,678,685	38,419,148	25,310,134

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea
Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: May 3, 2013